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                                                            Exhibit 6

                           SECOND AMENDED AND RESTATED
                             STOCKHOLDERS' AGREEMENT

         THIS SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT is made as of July 30, 1999 by and among OptiCare Eye Health Centers, Inc., a Connecticut corporation (the "Company"), and the stockholders of the Company listed on EXHIBIT A hereto (the "Stockholders").

                                   WITNESSETH

         WHEREAS, the Company, the Stockholders and certain additional stockholders of the Company are parties to an Amended and Restated Stockholders' Agreement dated as of October 15, 1997 (the "Stockholders' Agreement"); and

         WHEREAS, the Company has entered into a certain Agreement and Plan of Merger dated as of April 12, 1999 among the Company, PrimeVision Health, Inc., Saratoga Resources, Inc., OptiCare Shellco Merger Corporation and PrimeVision Shellco Merger Corporation (the "Merger Agreement"); and

         WHEREAS, upon consummation of the mergers (the "Mergers") contemplated by the Merger Agreement, all of the issued and outstanding shares of capital stock of OptiCare held by the Stockholders will be automatically converted into the right to receive shares of common stock of Saratoga Resources, Inc.; and

         WHEREAS, in anticipation of the Mergers, the parties desire to amend and restate the Stockholders' Agreement in its entirety, to be effective immediately upon consummation of the Mergers; and

         WHEREAS, pursuant to Section 26(d) of the Stockholders' Agreement, such agreement may be amended upon the execution of a written agreement by stockholders of the Company holding at least sixty-six and two-thirds percent (66 2/3%) of the then issued and outstanding shares of capital stock of the Company; and

         WHEREAS, the Stockholders hold such requisite number of shares of capital stock of the Company;

         NOW THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                  DEFINITIONS. For all purposes of this Agreement, the following words and phrases shall have the meanings respectively assigned to them below, unless in any such case a different meaning is plainly required by the context.

                  AFFILIATE shall mean, (i) as to a Stockholder who is a natural person, (A) the spouse or lineal descendants of such Stockholder, (B) a trust for the benefit of such Stockholder or any of the parties referred to in the foregoing clause of this definition, or (C) a partnership in which a Stockholder and/or the spouse or lineal descendants of such Stockholder are the sole partners; and (ii) as to a Stockholder which is a corporation, partnership or other legal entity, (A) any corporation, partnership, or other legal entity controlled by such Stockholder, and (B) any other party that directly, or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, any Stockholder.

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                  AGREEMENT shall mean this Second Amended and Restated
Stockholders' Agreement and any and all subsequent amendments thereto.

                  APPLICABLE FEDERAL RATE shall mean the Federal mid-term rate as defined in, and determined in accordance with, Section 1274(d) of the Internal Revenue Code of 1986, as amended.

                  CLOSING DATE OR CLOSING shall have the meaning ascribed thereto in Section 4(c).

                  COMPANY shall mean OptiCare Eye Health Centers, Inc., or any successor entity.

                  EMPLOYEE STOCKHOLDER shall mean a Stockholder who is also an employee of OptiCare, P.C. pursuant to an Employment Agreement.

                  EMPLOYMENT AGREEMENT shall mean a written employment agreement, as amended and restated, now or hereafter in effect by and between a Stockholder and OptiCare, P.C., or any predecessor of such entity.

                  FAIR MARKET VALUE on a given date means (i) if the Saratoga Common Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange on which the Saratoga Common Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Saratoga Common Stock is not listed on any national securities exchange but is quoted in the National Market System of The Nasdaq Stock Market on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Saratoga Common Stock is not listed on a national securities exchange nor quoted in the National Market System of The Nasdaq Stock Market on a last sale basis, the amount determined by the Board of Directors of Saratoga to be the fair market value based upon a good faith attempt to value the Saratoga Common Stock accurately.

                  MERGERS shall have the meaning ascribed thereto in the recitals to this Agreement.

                 MERGER AGREEMENT shall have the meaning ascribed thereto in the recitals to this Agreement.

                  OPTICARE GROUP shall mean any or all of the Company, OptiCare, P.C. and Saratoga;

                  OPTICARE, P.C. shall mean OptiCare, P.C., a Connecticut professional services corporation.

                  PURCHASE PRICE shall mean the purchase price paid for Saratoga Common Stock by the Company as determined under this Agreement.

                  RETIREMENT shall mean the retirement of an Employee Stockholder from OptiCare, P.C . upon written notice given by the retiring Employee Stockholder to the applicable member of the OptiCare Group, as provided for in the Employee Stockholder's Employment Agreement;

                  SARATOGA shall mean Saratoga Resources, Inc., a Delaware corporation.

                  SARATOGA COMMON STOCK shall mean the Common Stock, par value $0.001 per share, of Saratoga to be received in exchange for capital stock of

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the Company upon consummation of the Mergers, or purchased directly from
Saratoga upon the exercise of options or otherwise;

                  SELLER shall mean a Stockholder who is required to sell the Stockholder's Saratoga Common Stock hereunder.

                  STOCKHOLDER(S) shall have the meaning ascribed thereto in the introductory paragraph of this Agreement.

         The use of pronouns of any gender shall include the other genders, and either the singular or plural shall include the other.

         TERMINATION OF PRIOR PROVISIONS.

                  Effective immediately upon the consummation of the Mergers contemplated by the Merger Agreement, the parties hereto agree that all prior provisions of the Stockholders' Agreement shall terminate and be superseded in their entirety by the provisions of this Agreement.

                  The parties further agree that if the Merger Agreement is terminated and the Mergers are abandoned prior to their consummation, then this Agreement shall terminate contemporaneously upon the termination of the Merger Agreement, and in such event the Stockholders' Agreement shall continue in full force and effect in accordance with its terms.

                 EMPLOYEE STOCKHOLDER VIOLATION OF NONCOMPETE. In the event that
(i) an Employee Stockholder terminates his or her employment with OptiCare, P.C. prior to or in connection with his or her Retirement, (ii) the employment of an Employee Stockholder terminates as a result of his or her disability or (iii) the Employee Stockholder is terminated with or without cause by OptiCare, P.C. and (iv) in the case of any of (i), (ii) or (iii), such Employee Stockholder competes with the OptiCare Group (as defined in his or her Employment Agreement) within five (5) years after his or her employment terminates, then in addition to any remedies available to OptiCare, P.C. under the Employment Agreement, the following shall apply:

                      COMPANY OPTION TO PURCHASE.

                           The Employee Stockholder and all Affiliates of the
Employee Stockholder shall be deemed to have offered to sell all (but not less than all) of the Saratoga Common Stock owned by them to the Company. The Company shall have the right and option, for a period of six (6) months following the date of such competition but within five (5) years of such termination (the "Option Period") to purchase such Saratoga Common Stock for a Purchase Price equal to 25% of the Fair Market Value of such Saratoga Common Stock. The Purchase Price shall be payable in accordance with and subject to the provisions of Section 4 below.

                           Upon delivery by the Company to the terminated
Employee Stockholder and his or her Affiliates of a written notice of election to purchase, the terminated Employee Stockholder and his or her Affiliates agree to assign and transfer to the Company all such Saratoga Common Stock against payment of the aforesaid Purchase Price, which such amount shall be paid in accordance with and subject to the provisions of Section 4 below.

                      FORFEITURE OF PROCEEDS. If the Employee Stockholder or any Affiliates of the Employee Stockholder shall have theretofore sold or otherwise transferred, or shall at any time during the Option Period sell or otherwise

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transfer, any shares of Saratoga Common Stock, then such Employee Stockholder and such Affiliates thereof shall, promptly upon the request of the Company (and in any event within 30 days of such request), remit to the Company an amount equal to the product of (i) 75% of the Fair Market Value of the Saratoga Common Stock on the date of the sale or transfer, times (ii) the number of shares of Saratoga Common Stock so sold or transferred. Any amounts so paid to the Company shall be treated as damages and not as a penalty, and shall not affect or limit the OptiCare Group's rights to obtain an injunction or additional damages under any other agreement.

         PAYMENT OF PURCHASE PRICE; TERMS AND CONDITIONS; CLOSING.

                  PAYMENT. Payment of the Purchase Price for Saratoga Common Stock purchased by the Company under this Agreement shall be made as follows:

                           If the total Purchase Price to be paid to the Seller
is not more than Twenty-Five Thousand Dollars ($25,000), payment shall be made in full by bank or cashier's check payable to the Seller at the Closing.

                           If the total Purchase Price to be paid to the Seller
is more than Twenty-Five Thousand Dollars ($25,000), the Company may pay the Purchase Price in full at Closing pursuant to paragraph (i) above, but shall otherwise pay to the Seller, at the Closing, Twenty-Five Thousand Dollars ($25,000), by bank or cashier's check, with the balance to be paid in accordance with paragraph (iii) below.

                           At the Closing, unless the Purchase Price has been
paid in full, the Company shall execute and deliver to the Seller a non-negotiable promissory note (the "Note") in the amount of the balance of the Purchase Price, payable in (A) thirty-six (36) equal monthly installments of principal and interest if the Purchase Price is more than Twenty-five Thousand Dollars ($25,000) but not more than One Hundred Fifty Thousand Dollars ($150,000); or (B) sixty (60) equal monthly installments of principal and interest if the Purchase Price is more than One Hundred Fifty Thousand Dollars ($150,000). The first installment shall be due one month after the Closing Date and the remaining installments shall be due at intervals of one month thereafter. The Note shall provide for the payment of interest at the Applicable Federal Rate which is in effect on the date of the Closing. The Note shall be subject to prepayment, in whole or in part, at any time, without premium or penalty. In addition, the Note shall provide that, in the event of default in the payment of any installment when due and if such default continues for fifteen (15) days after written notice thereof shall have been served upon the maker, the entire unpaid principal amount thereof and accrued interest thereon shall at the option of the holder become immediately due and payable.

                  TRANSFER OF STOCK; SECURITY. At the time of Closing, the Seller shall execute and deliver to the Company such instruments as are necessary and proper to transfer to the Company full and complete title to the Seller's Saratoga Common Stock; PROVIDED, HOWEVER that in the event that the entire Purchase Price is not paid in cash at the Closing, the Company shall forthwith pledge all of the purchased Saratoga Common Stock to Seller as collateral security for the payment of the Note. All stock certificates so pledged shall be held by the secretary or assistant secretary of the Company as escrow agent until the Note is paid in full. Upon such payment, the Saratoga Common Stock shall be delivered to the Company, free and clear of Seller's lien. The agreement evidencing such pledge as security shall otherwise be subject to the approval of the respective attorneys of the Company and the Seller, which approval shall not be unreasonably withheld. During the period such Saratoga Common Stock is held as collateral and so long as all installments of principal and interest in respect of the Note are paid as they fall due, all of the

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incidents of ownership of such Saratoga Common Stock shall be enjoyed by the
Company.

                  CLOSING. The closing of the sale of Saratoga Common Stock (the "Closing") shall occur on a date selected by the Company not later than ninety
(90) days after the notice of exercise (the "Closing Date").

         LOCK-UP AGREEMENT.

                  Each Employee Stockholder hereby expressly covenants and agrees with the Company and Saratoga that the Employee Stockholder shall not, during any six (6) month period beginning January 1 and ending June 30, or beginning July 1 and ending December 31, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, Saratoga Common Stock if the Saratoga Common Stock subject to such sale, loan, grant or disposal would exceed twenty-five percent (25%) of the total number of shares of Saratoga Common Stock held by the Employee Stockholder on the effective date of the Mergers provided for in the Merger Agreement; provided, however, that to the extent the effective date of the Mergers provided for in the Merger Agreement falls other than on the first day of either six (6) month period described herein, the Employee Stockholder may sell during that particular six (6) month period a prorated portion of the twenty-five percent (25%) which corresponds to the number of full months left in that particular six (6) month period.

                  TERM. The lock-up agreement set forth in this Section 5 shall commence on the date hereof and shall continue thereafter in full force and effect until December 31, 2001.

                  REMEDIES. The Employee Stockholder acknowledges and agrees that in the event of any violation of the lock-up agreement set forth in this
Section 5 or breach or attempted breach thereof, that it will be difficult if not impossible for the Company or Saratoga to ascertain with any certainty the amount and extent of the Company's or Saratoga's damages, and the Company and Saratoga shall be entitled, in addition to all other rights and remedies which the Company and Saratoga may have at law or in equity, to obtain, after notice and hearing, injunctive relief, without the necessity of posting bond therefor, enjoining and restraining the Employee Stockholder from any further breach or attempted breach or violation of the lock-up agreement. The Employee Stockholder further acknowledges that the Company and Saratoga would have no adequate remedy at law for damages only without the equitable relief of restraining orders and injunctions following notice and hearing.

         MISCELLANEOUS.

                  NOTICES. Any notice, consent or other communication which any party hereto is required or permitted to give to any other party hereto shall be delivered personally or sent by registered or certified mail, return receipt requested, to the Stockholder's last known residence address or, if to the Company, to the principal office of the Company, as the case may be, unless otherwise noticed in writing.

                  ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter herein and supersedes and replaces all previous representations, negotiations and commitments, oral or in writing, with respect thereto.

                  FURTHER ACTS. Each of the parties hereto shall execute and deliver all such additional documents or legal instruments, and shall perform or cause to be performed all such further acts and things, as may be necessary or

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desirable to carry out the purposes and intents of this Agreement.

                  AMENDMENT. This Agreement may only be amended, modified or altered by execution of a signed written instrument adopted by the affirmative vote of Stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the Saratoga Common Stock held by all of the Stockholders.

                  BINDING EFFECT. This Agreement may not be assigned by any party hereto without the express written consent of all of the parties hereto. This Agreement shall be binding upon all of the parties hereto and any successor to such party, by operation of law or otherwise, and shall also be binding upon, and shall inure to the benefit of, and permitted assignee of any Stockholder.

                  GOVERNING LAW. This Agreement shall be governed by the laws of the State of Connecticut, without regard to its conflicts of law rules.

                  USAGE. Any term used in the singular or plural, or masculine, feminine, or neuter form shall be singular or plural, and masculine, feminine, or neuter as proper reading requires.

                  COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each executed counterpart shall have the same force and effect as an original instrument and as if all the parties to all of the counterparts had signed the same instrument. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon, and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more signature pages.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the day and year first above written.

                                      OPTICARE EYE HEALTH CENTERS, INC.

                                      By: /s/ Dean Yimoyines
                                         ------------------------------
                                         Name:  Dean Yimoyines
                                         Title: President


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                        OPTICARE EYE HEALTH CENTERS, INC.

                           Counterpart Signature Page

                                       to

                           Second Amended and Restated
                             Stockholders' Agreement

                                      dated

                                  July 30, 1999

Stockholder:  NAZEM OPTICARE PARTNERS, LP

FOR INDIVIDUAL STOCKHOLDERS:

Signature:
          -------------------------------

FOR INSTITUTIONAL STOCKHOLDERS:

By: /s/ Nazem OptiCare Partners, LP
----------------------------------
Name: By: Fred F. Nazem
Title: Managing partner


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                                    EXHIBIT A

Name of Stockholder
------------------------------------------
Anthem Health Plans, Inc.
Oxford Health Plans, Inc.
Nazem OptiCare Partners, LP
Eugene W. Huang
Christopher Kaufman
Fred Nazem
Richard Racine
Philip Barak
R. Kent Stiverson, M.D.
W. Scott Peterson, M.D.
Walter Scott Peterson Family Investment
 Limited Partnership
Getnick Family Limited Partnership
Paula H. Getnick
Linda Yimoyines
Jeffrey L. Oberman, M.D.
Neal J. Zimmerman, M.D.
Vincent P. deLuise, M.D.
Richard D. Gilbert, M.D.
Sharon L. Ruchman
Ruchman Family Limited Partnership
Doris Yimoyines
Wayne I. Larrison, M.D.
Philip M. Falcone, M.D.
Perry Seamonds, M.D.
Jeffrey N. Kaplan, M.D.
Brian DeBroff, M.D.
Kenneth Greenberg, M.D.
Jeffrey R. Sandler, M.D.
Herbert Grossman
John R. Connolly
Philip D. Schub, M.D.
R. Blake
D. Cosenza
D. Agronaov


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